EXHIBIT 15.1

To the Stockholders and Board of Directors of

FedEx Corporation

We are aware of the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-267559) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-234010) pertaining to the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-222198) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan, as amended, and the FedEx Corporation 2019 Omnibus Stock Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-192957) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-171232) pertaining to the FedEx Corporation 2010 Omnibus Stock Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-45037) pertaining to the FDX Corporation Adjustment Program,

(7) Registration Statement (Form S-8 No. 333-111399) pertaining to the FedEx Corporation Incentive Stock Plan,

(8) Registration Statement (Form S-8 No. 333-121418) pertaining to the FedEx Corporation Incentive Stock Plan,

(9) Registration Statement (Form S-8 No. 333-130619) pertaining to the FedEx Corporation Incentive Stock Plan,

(10) Registration Statement (Form S-8 No. 333-156333) pertaining to the FedEx Corporation Incentive Stock Plan, and

(11) Registration Statement (Form S-3 No. 333-273320) of FedEx Corporation and Federal Express Corporation;

of our report dated December 19, 2023, relating to the unaudited condensed consolidated interim financial statements of FedEx Corporation that are included in its Form 10-Q for the quarter ended November 30, 2023.

/s/ Ernst & Young LLP

Memphis, Tennessee

December 19, 2023